UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 10, 2007 (Date of earliest event reported:  September 10, 2007)

RBC BEARINGS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
Oxford, CT 06478
(Address of Principal Executive Offices, Including  Zip Code)

(203) 267-7001
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2007 RBC Bearings Incorporated (“the Company”) and Roller Bearing Company of America, Inc., (“RBCA”) entered into an amendment of the Credit Agreement, dated as of June 26, 2006 by and between the Company, RBCA and KeyBank National Association, as Administrative Agent and Lender and filed as Exhibit 99.1 on Form 8-K dated July 18, 2006.

A description of the amendment is as follows:

The Applicable Commitment Fee payable under the Credit Agreement was decreased from a range of 10 to 27.5 basis points, based on the Company’s Total Leverage Ratio (the Company’s consolidated ratio of debt to adjusted EBITDA from time to time), to a range of 7.5 to 20 basis points.

The Applicable Margin payable under the Credit Agreement for revolving loans that are base rate loans, based on the Company’s Total Leverage Ratio, was decreased from a range of 0 to 75 basis points to a range of from 0 to 25 basis points. The Applicable Margin payable under the Credit Agreement for revolving loans that are fixed rate loans, based on the Company’s Total Leverage Ratio, was decreased from a range of 62.5 to 165 basis points to a range of from 37.5 to 115 basis points.

The covenant requiring the Company to limit the Consolidated Capital Expenditures in any fiscal year to an amount not to exceed $20,000,000 was amended to increase the limit to an amount not to exceed $30,000,000.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 to Credit Agreement, dated as of September 10, 2007 by and between Roller Bearing Company of America, Inc., RBC Bearings Incorporated and KeyBank National Association, as Administrative Agent and Lender.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2007

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary